Exhibit 10.3

CONSENT AND AMENDMENT TO FACILITY AGREEMENT

This CONSENT AND AMENDMENT TO FACILITY AGREEMENT (this “Consent and Amendment”), dated as of March 2, 2015, is entered into by and among PLATINUM UNDERWRITERS BERMUDA, LTD., a Bermuda company (“Borrower”), PLATINUM UNDERWRITERS HOLDINGS, LTD., a Bermuda company (“Guarantor”), ING BANK, N.V., as a lender, and NATIONAL AUSTRALIA BANK LIMITED, as agent (the “Agent”), security agent, and a lender (together with ING BANK, N.V, the “Lenders”).

RECITALS

A. The Borrower, the Guarantor and the Lenders are parties to a Facility Agreement, dated as of July 31, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Facility Agreement”), pursuant to which the Lenders have made available to the Borrower an uncommitted U.S. Dollar, Australian Dollar and New Zealand Dollar letter of credit facility in the aggregate principal amount of U.S.$125,000,000 for the issuance of standby letters of credit. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Facility Agreement.

B. The Guarantor has entered into an Agreement and Plan of Merger, dated as of November 23, 2014 (the “Merger Agreement”), with RenaissanceRe Holdings Ltd., a Bermuda exempted company (“RenRe Holdings”), and Port Holdings Ltd., a Bermuda exempted company and a wholly owned subsidiary of RenRe Holdings (“Port Holdings”), pursuant to which the Guarantor will merge with Port Holdings, with the Guarantor being the surviving entity and becoming a wholly owned subsidiary of RenRe Holdings (the “Merger”).

C. The consummation of the Merger, expected to be on or about March 2, 2015, will constitute a change of control for purposes of the Facility Agreement.

D. The Borrower and the Guarantor have requested that (i) the Lenders party hereto (the “Majority Banks”) consent to the Merger, as required by Clause 20.4 of the Facility Agreement, and (ii) the Facility Agreement be amended to (a) remove certain of the covenants and Events of Default and (b) to make certain other amendments to the Facility Agreement, including adding RenRe Holdings as a Guarantor.

E. The Majority Banks are willing to consent to the Merger and to amend the Facility Agreement on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

LIMITED CONSENT

The Majority Banks hereby consent to the Merger and waive any Default or Event of Default that would otherwise result if the Merger were not consummated in compliance with Clause 20.4 of the Facility Agreement; provided, that, the Merger shall be consummated substantially in accordance with the terms of the Merger Agreement in all material respects and without giving effect to any modifications, amendments, consents or waivers of the terms of the Merger Agreement that are material and adverse to the Lenders or the Agent as reasonably determined by the Agent, without the prior consent of the Majority Banks (such consent not to be unreasonably withheld, delayed or conditioned).

ARTICLE II

AMENDMENTS TO FACILITY AGREEMENT

2.1 Amendments to Defined Terms.

(a)	The following defined terms shall be added to Clause 1.1 of the Facility Agreement in appropriate alphabetical order:

“Amendment Effective Date” has the meaning set forth in the Consent and Amendment.

“Consent and Amendment” means the Consent and Amendment, dated as of March 2, 2015, between the Borrower, the Guarantor and the Lenders.

“RenRe Holdings” means RenaissanceRe Holdings Ltd., a Bermuda exempted company.

“RenRe Holdings Guaranty” means the Guaranty executed as of the Amendment Effective Date by RenRe Holdings in favor of the Lenders pursuant to the Consent and Amendment.

(b)	The defined term “Finance Document” in Clause 1.1 of the Facility Agreement shall be amended and restated in its entirety as follows:

“Finance Document” means this Agreement, any Fee Letter, any Security Document, the Control Agreement, the L/C Fee Rate/Margin Side Letter, the RenRe Holdings Guaranty and any other document designated as such by the Agent and the Guarantor in writing.”

2.2 Deletion of Certain Provisions. Each of Clauses 18.1, 18.2, 18.3, 18.4, 18.5, 19, 20.3, 20.4 and 20.7 of the Facility Agreement shall be deleted in its entirety and replaced with “[Reserved].”

2.3 Amendments to Events of Default. Clause 21 of the Facility Agreement shall be amended as follows:

(a)	Clause 21.1 shall be amended by replacing the phrase “An Obligor” in such Clause with “RenRe Holdings or an Obligor.”

(b)	Clause 21.3(a) shall be amended by replacing the phrase “An Obligor” in such Clause with “RenRe Holdings or an Obligor.”

(c)	Clause 21.4(a) shall be amended by replacing the phrase “an Obligor” in such Clause with “RenRe Holdings or an Obligor” and by replacing the phrase “any Obligor” in such Clause with “RenRe Holdings or any Obligor.”

(d)	Clause 21.6(a) shall be amended by replacing the phrase “a member of the Group” in such Clause with “RenRe Holdings or a member the Group.”

(e)	Clause 21.6(b) shall be amended by replacing the phrase “any member of the Group” in such Clause with “RenRe Holdings or any member of the Group.”

(f)	Clause 21.6(c) shall be amended by replacing the phrase “any member of the Group” in such Clause with “RenRe Holdings or any member of the Group.”

(g)	Clause 21.7(a) shall be amended by replacing the phrase “any member of the Group” in such Clause with “RenRe Holdings or any member of the Group.”

(h)	Clause 21.7(b) shall be amended by replacing phrase “any member of the Group” in the first place it appears in such Clause with “RenRe Holdings or any member of the Group” and by replacing the phrase “an Obligor” in such Clause with “RenRe Holdings or an Obligor.”

(i)	Clause 21.7(c) shall be amended by replacing the phrase “any member of the Group” in such Clause with “RenRe Holdings or any member of the Group.”

(j)	Clause 21.7(d) shall be amended by replacing the phrase “any member of the Group” in the first place it appears in such Clause with “RenRe Holdings or any member of the Group.”

(k)	Clause 21.7(e) shall be amended by replacing the phrase “any member of the Group” in such Clause with “RenRe Holdings or any member of the Group.”

(l)	Clause 21.8 shall be amended by replacing the phrase “any member of the Group” in such Clause with “RenRe Holdings or any member of the Group.”

(m)	Clause 21.9 shall be shall be amended and restated in its entirety as follows:

“The Borrower is not or ceases to be a direct or indirect subsidiary of RenRe Holdings.”

(n)	Clause 21.10 shall be amended by replacing the phrase “an Obligor” in such Clause with “RenRe Holdings or an Obligor.”

(o)	Clause 21.11 shall be amended by replacing the phrase “An Obligor” in such Clause with “RenRe Holdings or an Obligor.”

2.4 Amendments to Notices. Clause 30.3 of the Facility Agreement shall be amended to add a new Clause 30.3(f) as follows:

“(f) All notices to an Obligor shall also be sent to RenRe Holdings at the address set forth in the RenRe Holdings Guaranty.”

ARTICLE III

CONDITIONS OF EFFECTIVENESS

3.1 The limited consent set forth in Article I shall become effective as of the date when, and only when, the Agent shall have received an executed counterpart of this Consent and Amendment from the Lenders constituting the Majority Banks under the Facility Agreement and from the Borrower and the Guarantor.

3.2 The amendments set forth in Article II hereof shall become effective as of the date (the “Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a) The Agent shall have received an executed counterpart of this Consent and Amendment from the Lenders constituting the Majority Banks under the Facility Agreement and from the Borrower and the Guarantor;

(b) The Merger shall have been consummated substantially simultaneously with the Amendment Effective Date in accordance with the terms of the Merger Agreement in all material respects and without giving effect to any modifications, amendments, consents or waivers of the terms of the Merger Agreement that are material and adverse to the Lenders or the Agent as reasonably determined by the Agent, without the prior consent of the Majority Banks (such consent not to be unreasonably withheld, delayed or conditioned);

(c) The Agent shall have received an executed Guaranty from RenRe Holdings in substantially the form attached hereto as Exhibit A (the “RenRe Holdings Guaranty”);

(d) The Agent shall have received a certificate, signed by an officer of the Guarantor, in form and substance reasonably satisfactory to the Agent, certifying that (i) all representations and warranties of the Borrower and the Guarantor contained in the Facility Agreement and the other Finance Documents (including the representations and warranties set forth in Article IV hereof) are true and correct as of the Amendment Effective Date, immediately after giving effect to this Consent and Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date), and (ii) no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date, immediately after giving effect to this Consent and Amendment;

(e) All material governmental authorizations and approvals necessary in connection with the consummation of the Merger shall have been obtained and shall remain in effect and shall not impose any restriction or condition materially adverse to the Agent or the Lenders; and no law or regulation shall be applicable that seeks to enjoin, restrain, restrict, set aside or prohibit, or impose materially adverse conditions upon, the consummation of the Merger; and all third-party consents necessary in connection with the consummation of the Merger shall have been obtained and remain in effect (except for any third-party consents that are not material or with respect to which the failure to obtain such consents would not result in a Material Adverse Effect); and

(f) The Borrower and the Guarantor shall have paid all reasonable out-of-pocket costs and expenses of the Lenders in connection with the preparation, negotiation, execution and delivery of this Consent and Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into this Consent and Amendment, each of the Borrower and the Guarantor represents and warrants to the Lenders as follows:

4.1 Authorization; Enforceability. Each of the Borrower and the Guarantor has taken all necessary corporate action to execute, deliver and perform this Consent and Amendment and has validly executed and delivered this Consent and Amendment. This Consent and Amendment constitutes the legal, valid and binding obligation of each of the Borrower and the Guarantor, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles regardless of whether enforceability is considered in a proceeding in equity or at law.

4.2 No Violation. The execution, delivery and performance by each of the Borrower and the Guarantor of this Consent and Amendment, and compliance by it with the terms hereof, do not and will not (i) violate any provision of its articles of incorporation or formation, bylaws or other applicable formation or organizational documents, (ii) contravene any other law applicable to it or (iii) conflict with, result in a breach of, or result in the creation of any lien under, or require any payment to be made under, or constitute (with notice, lapse of time or both) a default under any material indenture, agreement or other instrument to which it is a party, by which it or any of its properties are bound or to which it is subject, other than, in the case of clauses (ii) and (iii), such contraventions, conflicts, breaches, liens, payments and defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.3 Governmental and Third-Party Authorization. No consent, approval, authorization or other action by, notice to, or registration or filing with, any governmental authority or other third-party is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by the Borrower and the Guarantor of this Consent and Amendment or the legality, validity or enforceability hereof.

ARTICLE V

MISCELLANEOUS

5.1 Governing Law. This Consent and Amendment and any non-contractual obligation arising out of or on connection with it shall be governed by English law.

5.2 Effect; No Waiver. Each of the Borrower and the Guarantor hereby confirms and agrees that, after giving effect to this Consent and Amendment, and except as expressly amended hereby, the Facility Agreement and the other Finance Documents to which it is a party remain in full force and effect and enforceable against it in accordance with their respective terms and neither the Finance Documents nor the rights and remedies of the Lenders thereunder shall be modified, discharged, diminished, limited, or otherwise affected in any other respect.

5.3 Finance Document. As used in the Facility Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Facility Agreement after amendment by this Consent and Amendment. Any reference to the Facility Agreement or any of the other Finance Documents herein or in any such documents shall refer to the Facility Agreement and Finance Documents as amended hereby. This Consent and Amendment is limited to the matters expressly set forth herein, and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Facility Agreement or any other Finance Document except as expressly set forth herein. This Consent and Amendment shall constitute a Finance Document under the terms of the Facility Agreement.

5.4 Severability. To the extent any provision of this Consent and Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Consent and Amendment in any jurisdiction.

5.5 Successors and Assigns. This Consent and Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

5.6 Construction. The headings of the various sections and subsections of this Consent and Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

5.7 Counterparts; Integration. This Consent and Amendment may be executed and delivered via facsimile or electronic mail with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Consent and Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment to be executed by their duly authorized officers as of the date first above written.

PLATINUM UNDERWRITERS HOLDINGS, LTD.

By:	/s/ Jeffrey D. Kelly
Name:	Jeffrey D. Kelly
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

PLATINUM UNDERWRITERS BERMUDA, LTD.

By:	/s/ Mark Wilcox
Name:	Mark Wilcox
Title:	Senior Vice President and Group Controller

NATIONAL AUSTRALIA BANK LIMITED, as Agent and a Lender

By:	/s/ Bill Seabrook
Name:	Bill Seabrook
Title:	Director

ING BANK, N.V., as a Lender

By:	/s/ M.E.R. Sharman
Name:	M.E.R. Sharman
Title:	Managing Director

By:	/s/ M. Groen
Name:	M. Groen
Title:	Director